As filed with the Securities and Exchange Commission on May 25, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4023433
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

26651 West Agoura Road
Calabasas, California 91302
(818) 878-7900

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

On Assignment, Inc.
Michael J. Holtzman
Senior Vice President and Chief Financial Officer
26651 West Agoura Road
Calabasas, California 91302
(818) 878-7900

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA  90071
(213) 485-1234

Approximate Date of Commencement of Proposed Sale to the Public:   From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)(2)	Amount To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Common Stock	$125,000,000	$125,000,000	$13,375

(1)             An indeterminate number of shares of common stock with an aggregate offering price not to exceed $125,000,000.

(2)             Each share of common stock includes one right to purchase Series A Junior Participating Preferred Stock as described under “Description of Capital Stock—Anti-Takeover Provisions—Rights Plan.”  No separate consideration will be received by On Assignment, Inc. for the initial issuance of the rights.

(3)             Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY 25, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$125,000,000

On Assignment, Inc.
Common Stock

We may offer and sell from time to time in one or more offerings up to an aggregate of $125,000,000 of our common stock. This prospectus provides you with a general description of our common stock. References to shares of our common stock in this prospectus include the associated preferred share purchase rights issued in connection with our stockholder rights plan. See “Description of Capital Stock—Anti-Takeover Provision—Rights Plan.”

Our common stock is quoted on the Nasdaq National Market under the symbol “ASGN.” On May 24, 2006, the last sale price of our common stock as reported on the Nasdaq National Market was $11.40 per share.

Each time we sell our common stock, we will provide a prospectus supplement to this prospectus that contains specific information about the offering of our common stock, including the terms and offering price of the common stock being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement relating to the specific offering of common stock before you invest in our common stock.

Investing in our common stock involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents that we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May    , 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.”  By using a shelf registration statement, we may, from time to time, sell up to $125,000,000 aggregate offering price of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus that contains the specific terms, including the offering price, of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on their respective covers and that information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute “forward-looking statements.”  When we use words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “could,” “would,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•       local, regional and national economic, competitive, political, legislative and regulatory conditions and developments on our ability to maintain or improve operating margins, including any change in the demand for our services;

•       our success in attracting, training, retaining and motivating staffing consultants, skilled employees and key officers;

•       changes in levels of unemployment and other economic conditions in the United States and Europe, or in particular regions or industries;

•       weakness or reductions in spending in the laboratory, life sciences and healthcare markets;

•       our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•       the challenges and success of integration and restructuring associated with prior and any future acquisitions, or other planned business activities and the challenges of achieving anticipated synergies;

•       the entry of new competitors into the U.S. staffing services industry due to the limited barriers to entry or the expansion of existing competitors in the market;

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•       the timing and success of business development efforts;

•       significant increases in employment-related costs that are beyond our control, including payroll taxes, travel and housing expenses and uninsured liabilities under our partially self-insured workers’ compensation program;

•       the resolution of litigation; and

•       other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K and in other reports and documents we file with the SEC. You may obtain copies of these reports and documents as described under the heading “Where You Can Find More Information” set forth in this prospectus.

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THE COMPANY

We are a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare, and Medical Financial and Health Information Services. We provide clients in these markets with short-term or long-term assignments of contract professionals, contract-to-permanent placement and direct placement of these professionals. Our business currently consists of two operating segments: Lab Support and Healthcare Staffing.

Our Lab Support segment includes our domestic and international life science staffing businesses. Through our Lab Support segment, we provide locally-based contract life science professionals to clients in the biotechnology, pharmaceutical, food and beverage, medical device, personal care, chemical, automotive, educational and environmental industries. Our contract professionals include chemists, clinical research associates, clinical lab assistants, engineers, biologists, biochemists, microbiologists, molecular biologists, food scientists, regulatory affairs specialists, lab assistants and other skilled scientific professionals.

Our Healthcare Staffing segment includes our Nurse Travel and Medical Financial and Allied lines of business. Through our Healthcare Staffing segment, we offer our healthcare clients contract professionals, both locally-based and traveling, from more than ten healthcare and medical financial and allied occupations. Our contract professionals include nurses, specialty nurses, health information management professionals, dialysis technicians, surgical technicians, imaging technicians, x-ray technicians, medical technologists, phlebotomists, coders, billers, claims processors and collections staff.

Unless otherwise indicated in this prospectus or any prospectus supplement or the context otherwise requires, references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “our company,” “us,” “On Assignment” or the “company” are used in this document for purposes of convenience and are intended to refer to the combined business of On Assignment, Inc. and our consolidated subsidiaries.

Our principal executive offices are located at 26651 West Agoura Road, Calabasas, California 91302 and our telephone number is (818) 878-7900.

RISK FACTORS

The securities to be offered involve a high degree of risk. Risk factors relating to our business may be set forth in a prospectus supplement and are included in our most recent Annual Report on Form 10-K or other documents that are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•       acquisitions;

•       working capital;

•       capital expenditures; and

•       other general corporate purposes.

Pending any such use, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities.

DILUTION

If you invest in our common stock, your investment will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after the offering. Our net tangible book value per share as of March 31, 2006 was $2.33 per share. We have calculated net tangible book value per share by dividing net tangible book value, which equals total tangible assets less total liabilities, by the number of outstanding shares of our common stock as of March 31, 2006.

At an assumed public offering price of $11.40 per share (the last sale price of our common stock reported on the Nasdaq National Market on May 24, 2006) and assuming the sale of the full amount of the shares of common stock available for issuance under this prospectus, our adjusted net tangible book value at March 31, 2006 would have been $5.01 per share. This represents an immediate increase in the net tangible book value per share of $2.68 per share to existing stockholders and an immediate dilution of $6.39 per share to new investors purchasing shares of common stock in the offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price	$11.40
Net tangible book value per share as of March 31, 2006	$2.33
Increase per share attributable to new investors	$2.68
As adjusted net tangible book value per share after this offering	$5.01
Dilution per share to new investors	$6.39

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the offering price per share in the offering. As of March 31, 2006, there were 2,755,836 shares of our common stock issuable upon exercise of outstanding stock options granted under our stock option plan. Of all outstanding stock options, there were 2,214,689 shares issuable with an exercise price less than $11.40 per share, of which 892,030 were currently vested as of March 31, 2006. Additionally, there were 200,000 shares of our common stock issuable and granted under our stock option plan subject to a four-year vesting provision, none of which were vested as of March 31, 2006.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation authorizes us to issue up to 75,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. The discussion below is not a complete description of the terms of the common stock and preferred stock, so you should read it together with our restated certificate of incorporation and our amended and restated bylaws.

As of March 31, 2006, there were:

•       26,093,095 shares of our common stock issued and outstanding;

•       2,755,836 shares of our common stock issuable upon exercise of outstanding stock options, of which 1,417,541 shares were issuable upon currently vested and outstanding stock options;

•       200,000 shares of our common stock issuable and granted under our stock option plan subject to a four-year vesting provision, none of which were vested as of such date; and

•       80,000 of the 1,000,000 shares of authorized preferred stock are designated and reserved for issuance as Series A Junior Participating Preferred Stock upon the exercise of rights under our rights plan described below.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends out of any assets of the company legally available at the times and in the amounts that our board of directors may determine from time to time. We have never declared or paid a cash dividend on our common stock. We presently intend to retain all earnings, if any, to finance the development and expansion of our business and therefore do not expect to pay cash dividends on our common stock in the foreseeable future.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and is entitled to notice of any stockholders’ meeting in accordance with our amended and restated bylaws. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election. In this event, the holders of the remaining shares will not be able to elect any directors. As discussed in more detail below, our board of directors is classified into three groups: Class I directors, Class II directors and Class III directors, with each class of directors elected to three year terms.

No Preemptive or Similar Rights

Holders of our common stock are not entitled to preemptive rights, do not have conversion or redemption rights and are not subject to further calls or assessments. All of the outstanding shares of our common stock are validly issued and have been fully paid for.

Right to Receive Liquidation Distributions

Subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock, upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock.

Preferred Stock

Our board of directors is authorized, without further action by our stockholders, to issue from time to time, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such rights and dividend, redemption, liquidation, voting, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than or superior to the rights of our common stock. The rights of the holders of our common stock will be subject to the rights of any shares of preferred stock that may be issued in the future and the issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. Our ability to issue new series of preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock. Other than rights to acquire shares of our Series A Junior Participating Preferred Stock pursuant to our rights plan described below, no shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Provisions

Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our president or the chairman of the board of directors at the request in writing of a majority of the members of the board of directors, or holders of at least 50% of our common stock may call a special meeting of stockholders.

Our restated certificate of incorporation requires a 66⅔% stockholder vote for the amendment, repeal or modification of certain provisions of our restated certificate of incorporation and amended and restated bylaws relating to the absence of cumulative voting, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66⅔% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Rights Plan

On June 4, 2003, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock. Each right, when exercisable, entitles the registered holder to purchase from us one-one thousandth of a share of Series A Junior Participating Preferred Stock (or junior preferred stock) at a price of $40.00 per one-one thousandth share, subject to adjustment. In connection therewith, we entered into a Rights Agreement with U.S. Stock Transfer Corporation, as the rights agent.

The rights separate from the common stock and a distribution of rights certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock or (ii) 10 business days (or such later date as the board of directors may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of common stock, with the earlier of such dates being referred to herein as the distribution date.

Until the distribution date, (i) the rights are evidenced by the stock certificates representing our common stock, and are transferred with and only with the stock certificates representing our common stock, (ii) upon transfer of stock certificates representing our common stock issued after June 16, 2003 or any new issuance of the common stock, such stock certificates will contain a notation incorporating the terms of the rights agreement by reference, and (iii) the surrender for transfer of any stock certificates representing our outstanding common stock will also constitute the transfer of the rights associated with the common stock represented by such stock certificates.

The rights are not exercisable until the distribution date and expire at the close of business on June 4, 2013, unless earlier redeemed or exchanged by us as described below. The rights are not exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the rights has not been obtained or is not obtainable.

As soon as practicable following a distribution date, separate certificates evidencing the rights, or a rights certificate, shall be mailed to holders of record of the common stock as of the close of business on such distribution date and, thereafter, the separate rights certificates alone will evidence the rights granted thereby. Except as otherwise determined by our board of directors, only shares of common stock issued prior to any such distribution date will be issued with rights attached thereto.

In the event that any person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock, each holder of a right will, after the end of a redemption period referred to below, have the right to exercise the right by purchasing shares of our common stock for $40.00 (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events described in the previous sentence, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock shall be null and void. However, rights are not exercisable following the occurrence of such events until such time as the rights are no longer redeemable by the company.

For example, at a purchase price of $40.00 per right, each right not owned by any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock (or by certain of their related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80.00 worth of our common stock (or other consideration, as noted above) for $40.00. Assuming that our common stock had a per share value of $8.00 at such time, the holder of each valid right would be entitled to purchase ten shares of our common stock for $40.00.

In the event that, at any time following acquisition of beneficial ownership of 15% or more of our outstanding common stock by any person or group of affiliates or associated persons, (i) we are acquired in a merger or other business combination transaction in which the company is not the surviving corporation, or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value of $80.00 for the purchase price of $40.00.

At any time after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, our board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock (or, in certain circumstances, other of our equity securities which are deemed by our board of directors to have the same value as shares of our common stock) per right (subject to adjustment).

The purchase price payable, and the number of one-one thousandths of a share of junior preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

In general, our board of directors may cause us to redeem the rights in whole, but not in part, at any time during the period commencing on June 4, 2003, and ending on the tenth day following the date on which a person or group of affiliated or associated persons have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, at a price of $0.005 per right (payable in cash, common stock or other consideration deemed appropriate by our board of directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the rights will require the concurrence of two-thirds of our board of directors. After the redemption period described above has expired, the company’s right of redemption may be reinstated if the person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock reduces his or its beneficial ownership to 10% or less of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other persons or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock. Immediately upon the action of our board of directors ordering redemption of the rights, the rights shall terminate and the only right of the holders of rights will be to receive the $0.005 redemption price.

Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be subject to federal taxation to stockholders or to the company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock (or other consideration) or for common stock of the acquiring company.

Except with respect to the redemption price of the rights, any of the provisions of the Rights Agreement may be amended by our board of directors prior to the distribution date. After the distribution date, the provisions of the Rights Agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any person or group of affiliated or associated persons that have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the rights are not redeemable by us.

These rights have certain anti-takeover effects. These rights will cause substantial dilution to a person or group that attempts to acquire the company in a manner or on terms not approved by our board of directors. The rights, however, should not deter any prospective offeror willing to negotiate in good faith with our board of directors. Nor should the rights interfere with any merger or other business combination approved by our board of directors.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•       before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•       upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•       on or after such date, the business combination is approved by the board of directors and authorized at an end meeting of the stockholders, and not by written consent, by the affirmative vote of all of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•       any merger or consolidation involving the corporation and the interested stockholder;

•       any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•       subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•       any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•       the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

Nasdaq National Market Listing

Our common stock is quoted on the Nasdaq National Market under the symbol “ASGN.”

PLAN OF DISTRIBUTION

We may sell the offered securities described in this prospectus from time to time in one or more transactions:

•       to purchasers directly, including our affiliates and stockholders, or in a rights offering;

•       to underwriters for public offering and sale by them;

•       through agents;

•       through dealers; or

•       through a combination of any of the foregoing methods of sale.

We may distribute the offered securities from time to time in one or more transactions at:

•       a fixed price or prices, which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to such prevailing market prices; or

•       negotiated prices.

The prospectus supplement will include the following information:

•       the terms of the offering;

•       the names of any underwriters, dealers or agents;

•       the name or names of any managing underwriter or underwriters;

•       the purchase price of the securities;

•       any delayed delivery requirements;

•       any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•       any initial public offering price;

•       any discounts or concessions allowed or reallowed or paid to dealers; and

•       any commissions paid to agents.

Direct Sales

We may sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the offered securities. A prospectus supplement will describe the terms of any sale of offered securities we are offering hereunder.

To Underwriters

The prospectus supplement will name any underwriter involved in a sale of offered securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of offered securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent.

Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities of such series if they purchase any.

Through Agents and Dealers

We will name any agent involved in a sale of the offered securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the offered securities being offered pursuant to this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the offered securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule,  and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

This prospectus and any accompanying prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus and any prospectus supplement the information we provide in documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. These documents contain important information about us, and the information incorporated by reference is an important part of this prospectus and any prospectus supplement and is deemed to be part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus and any prospectus supplement is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

•       Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 16, 2006.

•       Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006.

•       Current Reports on Form 8-K filed on March 13, 2006 and May 25, 2006.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and any accompanying prospectus supplement through the completion of the offering of securities. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Upon request, we will provide to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings without charge. You may request a copy of these filings by writing or telephoning us at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attention: Corporate Secretary, Telephone: (818) 878-7900.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by the Registrant in connection with the registration of the common stock.

Securities and Exchange Commission registration fee	$13,375
Printing expenses	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Blue Sky fees and expenses	10,000
Miscellaneous expenses	6,625
Total	$110,000

All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15.   Indemnification of Officers and Directors.

Delaware Law

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•       for any breach of the director’s duty of loyalty to the company or its stockholders;

•       for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•       in respect of certain unlawful dividend payments or unlawful stock purchases or redemptions; and

•       for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further reducing or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be reduced or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation reducing or limiting the liability of directors, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further reduce or limit the liability of directors on a retroactive basis.

Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation provides that we are authorized, to the fullest extent permitted by applicable law, to indemnify our current and former directors or officers (and any other person to which the DGCL permits us to provide indemnification) through provisions in our bylaws, agreements with such directors, officers or other persons, the vote of stockholders or disinterested directors or otherwise, in each case, in excess of the indemnification and advancement rights otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (including the DGCL and case law), with respect to actions for breach of duty to the company, its stockholders and others.

Any repeal or modification of provisions of our restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

The rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights which any person covered by our restated certificate of incorporation may have or hereafter acquire under law, our restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Our amended and restated bylaws provide that we will, to the fullest extent authorized by applicable law, as such laws may be amended and supplemented from time to time, indemnify our current and former agents made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an agent of the company or a predecessor company or, at the company’s request, a director or officer of corporation; provided, however, that the company shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the board of directors of the company. This right of indemnification shall (i) not be deemed exclusive of any other rights to which such indemnified parties may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. Our obligation to provide indemnification under our amended and restated bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the company or any other person.

Our amended and restated bylaws provide that expenses incurred by an agent of the company in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was an agent of the company (or was serving at the company’s request as a director or officer of another corporation) shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the company as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, the company is not required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the company and approved by a majority of the members of the board of directors of the company which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the company or any other willful and deliberate breach in bad faith of such agent’s duty to the company or its stockholders.

The foregoing right to indemnification conferred by our amended and restated bylaws is a contract right between the company and each agent who serves in such capacity at any time while the amended and restated bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The board of directors, in its discretion, has the power on behalf of the company to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the company.

To assure the indemnification under our amended and restated bylaws of all directors, officers and employees who are determined by the company or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the DGCL shall, for the purposes of our amended and restated bylaws, be interpreted as follows: (i) an “other enterprise” shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the company which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; (ii) the company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Any repeal or modification of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

Indemnification Agreements

We have entered into indemnification agreements with certain of our directors, officers and certain of our employees and/or agents pursuant to which we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents to the fullest extent authorized or permitted by the DGCL. In addition, subject to certain exclusions set forth below, we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents against any and all expenses (including attorneys’ fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the company) to which such indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such indemnitee is, was or at any time becomes a director, officer, employee or agent of the company, or is or was serving or at any time serves at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and otherwise to the fullest extent as may be provided under the non-exclusivity provisions of our Amended and Restated Bylaws and the DGCL.

Under these indemnification agreements, we are obligated under certain circumstances to advance expenses to certain of our directors, officers, employees and/or agents, subject to such directors, officers, employees and/or agents being required to repay such advances, if it is ultimately determined by a final and non-appealable judicial decision that such indemnitee was not entitled to such expenses under the DGCL, our amended and restated bylaws, the indemnification agreement or otherwise. All agreements to indemnify and hold harmless any such director, officer, employee or agent under such an indemnification agreement continues during the period in which such indemnitee is a director, officer, employee or agent of the company (or is or was serving at the company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue so long as such indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that such indemnitee was a director, officer, employee and/or agent of the company or serving in any other capacity contemplated by the indemnification agreement.

Notwithstanding the foregoing, we are not obligated to indemnify any of such directors, officers, employees and/or agents in connection with any claim made against such indemnitee: (i) except to the extent that the aggregate losses to be indemnified under such indemnification agreements exceeds the sum of such losses for which such indemnitee is entitled under his or her indemnification agreement or pursuant to any directors and officers insurance that we purchase and maintain on their behalf; (ii) in respect to remuneration paid to such indemnitee if it is determined by a final judgment or other final adjudication that such remuneration was in violation of law; (iii) on account of any suite in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of our securities pursuant to Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local law; (iv) on account of such indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or which constitutes willful misconduct; (v) on account of such indemnitee’s conduct which is the subject of action, suit or proceeding brought by the company and approved by a majority of our board of directors which alleges willful misappropriation of corporate assets by such indemnitee, disclosure of confidential information in violation of such indemnitee’s fiduciary or contractual obligations or any other willful and deliberate breach in bad faith on such indemnitee’s duty to the company or its shareholders; (vi) on account of any action, claim or proceeding (other than a successful proceeding by such indemnitee to enforce rights or collect moneys due under his or her indemnification agreement) initiated by such indemnitee unless such action, claim or proceeding was specifically authorized by our board of directors; and (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Liability Insurance

We provide liability insurance for our directors and officers.

Item 16.   Exhibits.

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
3.1

Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Current Report on Form 8-K (File No. 0-20540) filed with Securities and Exchange Commission on October 5, 2000).

**3.2	Restated Certificate of Incorporation.
3.3

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).

3.4	Amended and Restated Bylaws (incorporated by reference from an exhibit our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002).
4.10

Specimen Certificate for Shares of Common Stock (incorporated by reference from an exhibit to our Registration Statement on Form S-1 (File No. 333-50646) declared effective by the Securities and Exchange Commission on September 21, 1992.

**5.1	Opinion of Latham & Watkins LLP.
**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
**23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).

*                    To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

**             Filed herewith.

Item 17.   Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, On Assignment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, and State of California, on the 25th day of May, 2006.

ON ASSIGNMENT, INC.
By:	/s/ PETER T. DAMERIS
Peter T. Dameris
Chief Executive Officer and President

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Peter T. Dameris and Michael J. Holtzman, and each of them severally, as his or her true and lawful attorney-in-fact and agent, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of May, 2006.

Signature	Title
/s/ PETER T. DAMERIS	Chief Executive Officer (Principal Executive Officer),
Peter T. Dameris	President and Director
/s/ MICHAEL J. HOLTZMAN	Senior Vice President and Chief Financial Officer
Michael J. Holtzman	(Principal Financial and Accounting Officer)
/s/ JEREMY M. JONES	Director, Chairman of the Board
Jeremy M. Jones
/s/ WILLIAM E. BROCK	Director
William E. Brock
/s/ ELLIOTT ETTENBERG	Director
Elliott Ettenberg
/s/ JONATHAN S. HOLMAN	Director
Jonathan S. Holman
/s/ TERESA A. HOPP	Director
Teresa A. Hopp

EXHIBIT INDEX

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
3.1

Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Current Report on Form 8-K (File No. 0-20540) filed with Securities and Exchange Commission on October 5, 2000).

**3.2	Restated Certificate of Incorporation.
3.3

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).

3.4	Amended and Restated Bylaws (incorporated by reference from an exhibit our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002).
4.10

Specimen Certificate for Shares of Common Stock (incorporated by reference from an exhibit to our Registration Statement on Form S-1 (File No. 333-50646) declared effective by the Securities and Exchange Commission on September 21, 1992.

**5.1	Opinion of Latham & Watkins LLP.
**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
**23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).

*                    To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**             Filed herewith.